APPENDIX A

WELLS FARGO MASTER TRUST

ADMINISTRATION AGREEMENT

Funds of Wells Fargo Master Trust Covered by This Agreement

Fee of 0.15% of average daily net assets: except that no administration fee will be charged to the Master Trust Portfolios, so long as an administration fee is charged to the Gateway Funds of Wells Fargo Funds Trust.

Bloomberg Barclays US Aggregate ex-Corporate Portfolio

C&B Large Cap Value Portfolio

Core Bond Portfolio

Diversified Fixed Income Portfolio1

Diversified Large Cap Growth Portfolio

Diversified Stock Portfolio2

Emerging Markets Bond Portfolio

Emerging Growth Portfolio

Factor Enhanced Emerging Markets Portfolio

Factor Enhanced International Portfolio

Factor Enhanced Large Cap Portfolio

Factor Enhanced Small Cap Portfolio

High Yield Corporate Bond Portfolio

Index Portfolio

International Growth Portfolio

International Value Portfolio

Investment Grade Corporate Bond Portfolio

Large Company Value Portfolio

Managed Fixed Income Portfolio

Real Return  Portfolio

Short-Term Investment Portfolio3

Small Company Growth Portfolio

Small Company Value Portfolio

Stable Income Portfolio

Strategic Retirement Bond Portfolio

U.S. REIT Portfolio

Appendix A amended:  May 23, 2017

1   On March 27, 2017 the Board of Trustees of Wells Fargo Master Trust approved the merger of the Diversified Fixed Income Portfolio into the Investment Grade Corporate Bond Portfolio.  The portfolio merger will occur in the second quarter of 2017.

2   On March 27, 2017 the Board of Trustees of Wells Fargo Master Trust approved the liquidation of the Diversified Stock Portfolio.  The portfolio liquidation will occur in the third quarter of 2017.

3   On March 27, 2017 the Board of Trustees of Wells Fargo Master Trust approved the liquidation of the Short-Term Investment Portfolio.  The portfolio liquidation will occur in the third quarter of 2017.

The foregoing fee schedule is agreed to as of May 23, 2017 and shall remain in effect until changed in writing by the parties.

WELLS FARGO MASTER TRUST

By: ________________________________

         C. David Messman

         Secretary

WELLS FARGO FUNDS MANAGEMENT, LLC

By: ________________________________

         Paul Haast

         Senior Vice President